UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 23, 2004 (April 21, 2004)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events and Required Regulation FD Disclosure.

     On April 22, 2004, Spectrum Pharmaceuticals, Inc. (the “Company”) announced the completion of the sale in a private placement transaction to select institutional investors of approximately 3.2 million shares of its common stock at a price of $7.75 per share for aggregate proceeds of approximately $25 million. In addition, purchasers of the common stock received warrants to purchase up to approximately 1.1 million shares of common stock at an exercise price of $10.00 per share, which are first exercisable in April 2005. The parties entered into an Investor Rights Agreement dated as of April 20, 2004 (the “Investor Rights Agreement”) and a Common Stock and Warrant Purchase Agreement dated as of April 20, 2004 (the “Purchase Agreement”), in connection therewith. Attached hereto as Exhibits 4.1, 4.2 and 10.1 are copies of the Investor Rights Agreement, form of warrant and Purchase Agreement, respectively.

     The Company expects to pay estimated fees and expenses of approximately 10 percent of aggregate proceeds, including fees paid to third party finders in connection with the transaction.

     Pursuant to the Investor Rights Agreement, the Company is required to file a registration statement covering the privately placed common stock and the common stock issuable upon exercise of the warrants.

     On April 22, 2004, the Company issued a press release announcing the completion of this transaction. The text of the press release is set forth in Exhibit 99.1 attached to this report and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:
4.1	Investor Rights Agreement dated as of April 20, 2004, by and among Spectrum and the persons listed on Schedule 1 attached thereto.
4.2	Form of Warrant dated as of April 21, 2004.
10.1	Common Stock and Warrant Purchase Agreement dated as of April 20, 2004, by and among Spectrum and the purchasers listed on Schedule 1 attached thereto.
99.1	Press Release dated April 22, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.
Date: April 23, 2004	By:	/s/ Rajesh C. Shrotriya
		Name:	Rajesh C. Shrotriya, M.D.
		Title:	Chairman of the Board, Chief Executive Officer and President

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EXHIBIT INDEX

Exhibits:
4.1	Investor Rights Agreement dated as of April 20, 2004, by and among Spectrum and the persons listed on Schedule 1 attached thereto.
4.2	Form of Warrant dated as of April 21, 2004.
10.1	Common Stock and Warrant Purchase Agreement dated as of April 20, 2004, by and among Spectrum and the purchasers listed on Schedule 1 attached thereto.
99.1	Press Release dated April 22, 2004.